Exhibit 99.1
7961 SHAFFER PARKWAY SUITE 5 LITTLETON, COLORADO 80127 TELEPHONE (720) 981-1185 FAX (720) 981-1186

Trading Symbol: VGZ

Toronto and American Stock Exchanges

NEWS

Vista Gold Corp. Announces Completion of Acquisition of Properties Adjacent to the Guadalupe de los Reyes Project in Mexico

Denver, Colorado, January 24, 2008 — Vista Gold Corp. (TSX & AMEX:  VGZ) is pleased to announce that it has completed the acquisition of interests in various mineral properties adjacent to Vista’s Guadalupe de los Reyes Project in Sinaloa, Mexico, as previously announced on December 19, 2007.  This acquisition has the effect of consolidating Vista’s land position in this area.  The consideration paid by Vista for the acquisition of these interests included cash payments totaling US$451,821 and the issuance of a total of 213,503 common shares of Vista, to various parties.  Additional information regarding this transaction and the properties acquired by Vista is set out in Vista’s December 19, 2007 press release.

About Vista Gold Corp.

Since 2001, Vista has acquired a number of gold projects with the expectation that higher gold prices would significantly increase their value. Vista has recently completed a preliminary feasibility study on the Paredones Amarillos Project in Mexico that indicated positive results at gold prices lower than those now prevailing. Vista plans to confirm these results with definitive feasibility studies in 2008. Vista is undertaking programs to advance the Paredones Amarillos Project, including the purchase of long delivery equipment items, so that construction can begin during the second half of 2008. The results of a preliminary assessment completed in 2007 on the Mt. Todd Project in Australia were encouraging and additional technical studies are underway with a definitive feasibility study planned for completion by mid-2009. Vista’s other holdings include the Guadalupe de los Reyes Project in Mexico, Yellow Pine Project in Idaho, Awak Mas Project in Indonesia, Long Valley Project in California, and Amayapampa Project in Bolivia.

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and U.S. Securities Exchange Act of 1934 and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as previously announced matters concerning the Guadalupe de los Reyes property including estimates of gold and silver mineralization at the property, potential for economic gold and silver grades and potential to add to gold and silver resource estimates at the property, potential for open-pit mining at certain targets in the property, Vista’s plans for exploration of the property, exploration and development opportunities at the property, potential extensions of known mineralization and identification of targets for new mineralization at the property, potential for development of an operating mine at the property, plans for feasibility studies, preliminary feasibility study results for the Paredones Amarillos Project, and plans for a definitive feasibility study and for construction and development activities at the Paredones Amarillos Project, plans for evaluation of the Mt. Todd Project including preliminary assessment results and plans, timing and results for a definitive feasibility study to be undertaken at the Mt. Todd Project, Vista’s future business strategy, competitive strengths, goals, operations, plans, potential project development, future share price and valuation, future gold prices, Vista’s potential status as a producer, and other such matters are forward-looking statements and forward-looking information.  When used in this press release, the words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of preliminary assessment results and of feasibility study results and estimates on which such results are based; risks relating to scheduling for feasibility studies; risks relating to cost increases for capital and operating costs including cost of power; risks relating to delays in commencement and completion of construction at the Paredones Amarillos Project; risks of shortages of equipment or supplies; risks of inability to achieve anticipated production volume or manage cost increases; risks that Vista’s acquisition, exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; and uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Vista’s latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities commissions.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements.  Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information, whether as a result of new information, future events or otherwise.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com